UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: July 12, 2017
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director.  On July 12, 2017, the KB Home board of directors elected Ms. Dorene C. Dominguez as a director for a term ending at KB Home’s 2018 Annual Meeting of Stockholders. Ms. Dominguez was also appointed to the board’s audit and compliance committee. Ms. Dominguez will receive the same compensation as KB Home’s other independent directors. Ms. Dominguez is the chairwoman and chief executive officer of the Vanir Group of Companies, Inc. and its subsidiaries, which provide program, project and construction management services. With Ms. Dominguez’s election, the KB Home board of directors has nine members, eight of whom are independent.

(e) Base Salary Changes. On July 13, 2017, the management development and compensation committee of KB Home’s board of directors approved increases to the base salaries of KB Home’s named executive officers listed below. The new base salary levels for each such named executive officer, in each case effective as of July 1, 2017, are set forth in the table below.

Named Executive Officer	New Base Salary
Jeff J. Kaminski	$700,000
Jeffrey T. Mezger	$1,150,000
Albert Z. Praw	$585,000
Brian J. Woram	$585,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 18, 2017.

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu Vice President and Corporate Secretary